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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                             --------------------


                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                March 17, 1995
               Date of Report (Date of earliest event reported)


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                            WMX TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


               1-7327                                      36-2660763
      (Commission File Number)                            (IRS Employer
                                                       Identification No.)

               3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS  60521
                (Address of principal executive offices)   (Zip code)


                                (708) 572-8800
             (Registrant's telephone number, including area code)

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Item 5. Other Events.
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  On March 17, 1995, the registrant issued a news release reporting that its wholly owned Chemical Waste Management, Inc. ("CWM") subsidiary would record a first quarter 1995 special after-tax charge of approximately $91 million, or $.19 per registrant share, relating primarily to a revaluation of investments in certain hazardous waste treatment and processing technologies and facilities which CWM has determined are not needed to serve the future needs of the hazardous waste services market.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        -------------------------------------------------------------------

  No financial statements, pro forma financial information or exhibits are filed as a part of this report.




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                                  SIGNATURES
                                  ----------

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                         WMX TECHNOLOGIES, INC.

                                             /s/ Thomas A. Witt
                                         By: _______________________________
                                             Thomas A. Witt
                                             Vice President

Dated: March 20, 1995

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                            WMX TECHNOLOGIES, INC.

                                 EXHIBIT INDEX

                       Number and Description of Exhibit*
                       ----------------------------------

1.   None

2.   None

4.   None

16.  None

17.  None

20.  None

23.  None

24.  None

27.  None




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  *Exhibits not listed are inapplicable.